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EXHIBIT 10.24

Amended and Restated Sales Promotion Agreement

        This Amended and Restated Sales Promotion Agreement ("Agreement") is effective as of September 13, 2002 by and between Union Carbide Corporation, a corporation duly organized and existing under the laws of the State of New York, having its principal place of business at 39 Old Ridgebury Road, Danbury, Connecticut 06817 (hereinafter referred to as "UCC") and The Dow Chemical Company, a corporation duly organized and existing under the laws of the State of Delaware, having its principal offices at 2030 Dow Center, Midland, Michigan (hereinafter referred to as "Dow").

RECITALS

        WHEREAS, UCC is engaged in the manufacture and sale of a variety of chemical, plastic and other products;

        WHEREAS, effective February 6, 2001 UCC became a wholly owned subsidiary of Dow;

        WHEREAS, effective February 6, 2001 UCC and Dow entered into Distributor Agreements that allow either entity to sell the products of the other as a distributor;

        WHEREAS, in order to effectively realize the synergies of Dow's acquisition of UCC, Dow and UCC have decided upon a business model where, generally, UCC will sell products to Dow and Dow will be the market-facing entity for Dow's products and for the products manufactured by UCC for Dow;

        WHEREAS, in addition to UCC selling products to Dow, Dow will be selling raw materials or intermediate products to UCC for use by UCC;

        WHEREAS, UCC, in general, as a result of the acquisition by Dow and the business model selected to realize the synergies, does not have a significant sales or marketing presence in the United States;

        WHEREAS, UCC and Dow entered into a Sales Promotion Agreement effective November 1, 2001 (the "SPA"); and

        WHEREAS, UCC and Dow desire for this Agreement to amend and replace the SPA in its entirety.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.
Dow shall pay UCC for products manufactured by UCC for Dow in accordance with the terms identified in the Dow Inter-Company Pricing Policy then in existence. Title and risk of loss will transfer F.O.B. UCC's manufacturing facility. The products when shipped will be fit for the ordinary uses of such products and will be manufactured according to the specifications for such products. UCC will convey the products with good title, free from any lawful lien or encumbrance. UCC will invoice Dow and Dow will pay UCC as soon as is practical for each of the product sales, but Dow will pay UCC no later than net 60 days of invoice.

2.
UCC shall pay Dow for products or materials manufactured by Dow for UCC in accordance with the terms identified in the Dow Inter-Company Pricing Policy then in existence. Title and risk of loss will transfer F.O.B. Dow's manufacturing facility. The products when shipped will be fit for the ordinary uses of such products. Dow will convey the products with good title, free from any lawful lien or encumbrance and will be manufactured according to the specifications for such products. Dow will invoice UCC and UCC will pay Dow as soon as is practical for each of the product sales, but UCC will pay Dow no later than net 60 days of invoice.

3.
Dow and UCC each have an unrestricted right of set-off against each other for amounts owing under this Agreement or as a result of any other transaction between Dow and UCC. Also, UCC acknowledges that Dow has a right of set-off against UCC for any amounts that UCC may owe a Dow wholly owned subsidiary (other than UCC) and Dow acknowledges that UCC has a right of set-off against Dow for any amounts that Dow may owe a UCC wholly owned subsidiary. Such rights of set-off may be exercised at any time for all amounts owed under this Agreement, or any other transaction between Dow and UCC or between Dow and UCC's wholly owned subsidiaries or between UCC and Dow's wholly owned subsidiaries (other than UCC), even if such amounts are not then due. Any party exercising a right of set-off shall promptly notify the other party after making such exercise, provided that failure to give such notice shall not affect the validity of the set-off.

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4.
The effective date of this Agreement is September 13, 2002. This Agreement will be in effect until September 12, 2003, and it will automatically renew from year to year thereafter. Either party may terminate this Agreement at any time by giving the other party sixty (60) days prior written notice.

5.
THE COMMITMENTS IN PARAGRAPHS 1 AND 2 OF THIS AGREEMENT ARE DOW'S AND UCC'S SOLE WARRANTIES RESPECTING THE PRODUCTS AND ARE MADE EXPRESSLY IN LIEU OF AND EXCLUDE ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL OTHER EXPRESS OR IMPLIED REPRESENTATIONS AND WARRANTIES PROVIDED BY STATUTE OR COMMON LAW.

6.
NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR CONSEQUENTIAL, PUNITIVE, SPECIAL, EXEMPLARY OR INCIDENTAL DAMAGES. EACH PARTY'S EXCLUSIVE REMEDY FOR CLAIMS (INCLUDING BREACH OF WARRANTY, NEGLIGENCE AND STRICT LIABILITY) IS LIMITED TO THAT PARTY HAVING THE OPTION OF REPLACEMENT OR REPAYMENT OF THE PURCHASE PRICE PAID FOR THE PRODUCTS WHICH ARE THE SUBJECT OF THE CLAIM.

7.
EACH PARTY WILL INFORM THE OTHER PARTY IN WRITING OF ANY CLAIM WHICH A PARTY HAS WITHIN 60 DAYS AFTER THAT PARTY LEARNS, OR SHOULD REASONABLY HAVE LEARNED, OF THE CLAIM OR THE CLAIM IS WAIVED.

8.
This Agreement is governed by the laws of the State of Michigan. Dow and UCC consent to the exclusive jurisdiction and forum of the courts of Midland County in the State of Michigan or the Eastern District of Michigan Federal Court to resolve any litigation between the parties pertaining to this Agreement.

9.
This Agreement amends and replaces the SPA in its entirety. Both Distributor Agreements between Dow and UCC effective February 6, 2001 are terminated effective with this Agreement.

The Parties' respective authorized representatives executed this Agreement on the dates below their respective signatures, but effective as of September 13, 2002.

The Dow Chemical Company		Union Carbide Corporation
By:		By:
Name:	Charles J. Hahn	Name:	Duncan A. Stuart
Title:	Authorized Representative	Title:	Vice President
Date:		Date:

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  EXHIBIT 10.24